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                                                                    Exhibit 5.1


                        [LETTERHEAD OF USA NETWORKS, INC.]


                                                        August 24, 2001





USA Networks, Inc.
152 West 57th Street, 42nd Floor
New York, NY 10019

Ladies and Gentlemen:

       In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,251,000 shares of common stock, par value $.01 per share (the "Shares"), of USA Networks, Inc., a Delaware corporation (the "Company"), pursuant to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission, which Shares are issuable by the Company in connection with the contemplated merger of a wholly-owned subsidiary of the Company with and into National Leisure Group, Inc., a Delaware corporation ("NLG"), pursuant to the Agreement and Plan of Merger, dated as of July 14, 2001, by and among the Company, NLG Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, NLG and the shareholders of NLG (the "Merger Agreement"), I have reviewed such corporate records, certificates and other documents, and such questions of law, as I have deemed necessary or appropriate for the purposes of this opinion.

       Based upon the foregoing, I am of the opinion that the Shares being registered for sale under the Registration Statement have been duly authorized and, when the Shares have been issued in accordance with the Merger Agreement, and for those Shares being issued pursuant to the exercise of warrants issued by the Company pursuant to the Merger Agreement, when the consideration payable in connection with such exercise is paid, will be duly and validly issued, fully paid and nonassessable.

       I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                      Very truly yours,

                                                      /s/ Joanne Hawkins

                                                      Associate General Counsel